Exhibit 10.1

FIRST AMENDMENT

TO STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT (the “First Amendment”) is made effective as of March 2, 2005, between VitaCube Systems Holdings, Inc., a Nevada corporation (the “Corporation”) and Earnest Mathis, Jr. (“Optionee”).

EXPLANATORY STATEMENT

A.                                    The Corporation and Optionee previously entered into a Stock Option Agreement dated March 2, 2005 (the “Stock Option Agreement”) whereby the Optionee was granted an Option to acquire from the Corporation, at an initial purchase price of $3.00 per share, 275,000 fully paid and nonassessable shares of common stock of the Corporation.

B.                                    The Corporation and Optionee desire to amend the Stock Option Agreement to increase the initial purchase price of the shares of common stock subject to the Agreement to $3.20 per share effective as of March 2, 2005.

NOW THEREFORE, in consideration of foregoing Explanatory Statement that is made a substantive part of this First Amendment, the mutual promises and covenants contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, it is agreed as follows:

1.                                      Incorporation of the Stock Option Agreement. The Stock Option Agreement is hereby incorporated into this First Amendment by reference, and the provisions of the Stock Option Agreement shall be applicable except as modified by this First Amendment. In the event of any conflict between the provisions of the Stock Option Agreement and this First Amendment, the provisions of this First Amendment shall control.

2.                                      Increase in Initial Purchase Price of Shares of Common Stock. The initial purchase price of $3.00 per share set forth in Section 1 of the Stock Option Agreement is hereby amended to state that the initial purchase price shall be $3.20 per share effective as of March 2, 2005.

3.                                      Counterparts and Facsimile Signatures. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and a facsimile signature shall be deemed an original signature for all purposes.

This First Amendment has been executed as of the date set forth above.

CORPORATION:		OPTIONEE:

VitaCube Systems Holdings, Inc.

By:	/s/ Mary Pat O’Halloran	/s/ Earnest Mathis
	Mary Pat O’Halloran, Chief Financial Officer	Earnest Mathis, Jr.